Exhibit 4.1
EXECUTION VERSION
SECOND SUPPLEMENTAL SUBORDINATED INDENTURE
dated as of May 16, 2008
among
RESIDENTIAL CAPITAL, LLC,
THE GUARANTORS PARTY HERETO
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

RESIDENTIAL CAPITAL, LLC
SECOND SUPPLEMENTAL INDENTURE
          THIS SECOND SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of May 16, 2008 (this “Supplemental Subordinated Indenture”), is by and among RESIDENTIAL CAPITAL, LLC, a Delaware limited liability company (the “Company”), the guarantors a party hereto (the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly incorporated and existing under the laws of the State of New York, as trustee (the “Trustee”).
RECITALS
          WHEREAS, the Company, the Guarantors and the Trustee entered into the Subordinated Indenture, dated as of April 17, 2006, as supplemented by that certain First Supplemental Subordinated Indenture, dated as of April 17, 2006, providing for the issuance of Floating Rate Subordinated Notes due 2009 (as supplemented, the “Subordinated Indenture”);
          WHEREAS, Section 10.02 of the Subordinated Indenture provides that the Subordinated Indenture may be amended with the consent of the Holders of not less than a majority in the aggregate principal amount of the Securities then outstanding, voting together as a single class (subject to certain exceptions);
          WHEREAS, the Company has commenced offers to exchange relating to any and all outstanding Securities and a consent solicitation with respect to the amendments to the Subordinated Indenture set forth herein (collectively, the “exchange offers and consent solicitation”), each pursuant to a Confidential Offering Memorandum and Consent Solicitation Statement, dated as of May 5, 2008;
          WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join with them in entering into this Supplemental Subordinated Indenture for the purpose of amending the Subordinated Indenture in certain respects as permitted by Section 10.02 of the Subordinated Indenture;
          WHEREAS, the execution and delivery of this Supplemental Subordinated Indenture has been authorized by the Board of Directors of the Company and of each Guarantor; and
          WHEREAS, (1) the Company has received the consent of Holders of a majority in the aggregate principal amount of the outstanding Securities, voting together as a single class, and has satisfied all other conditions precedent, if any, provided under the Subordinated Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Subordinated Indenture, all as certified by an Officers’ Certificate and a Resolution of the Board of Directors of the Company, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Subordinated Indenture as contemplated by Sections 7.02, 10.02 and 16.04 of the Subordinated Indenture, and (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Subordinated Indenture an Opinion of Counsel relating to this Supplemental Subordinated Indenture as contemplated by Sections 7.02, 10.03 and 16.04 of the Subordinated Indenture.

          NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of all Securities, as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Deletion of Definitions. Section 1.01 of the Subordinated Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Subordinated Indenture as a result of the amendments set forth in Article II of this Supplemental Subordinated Indenture.
ARTICLE II
AMENDMENTS
          Section 2.1 Amendments to the Subordinated Indenture.
          (a) The Subordinated Indenture is hereby amended by deleting Section 4.07 of the Subordinated Indenture and all references thereto in the Subordinated Indenture in their entirety;
          (b) The Subordinated Indenture is hereby amended by deleting Article Fifteen of the Subordinated Indenture and all references thereto in the Subordinated Indenture in their entirety, and by renumbering the subsequent Articles accordingly; and
          (d) The Subordinated Indenture is hereby amended by deleting clauses (c), (d), (e), (f) and (g) of Section 6.01 of the Subordinated Indenture and all references thereto in the Subordinated Indenture in their entirety.
ARTICLE III
MISCELLANEOUS
          Section 3.1 Subordinated Indenture. Except as amended hereby, the Subordinated Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Subordinated Indenture shall form a part of the Subordinated Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Subordinated Indenture shall be bound by the Subordinated Indenture as amended hereby. In the case of conflict between the Subordinated Indenture and this Supplemental Subordinated Indenture, the provisions of this Supplemental Subordinated Indenture shall control.
          Section 3.2 Severability. In case any provision in this Supplemental Subordinated Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3.3 Capitalized Terms. Capitalized terms used herein by not defined shall have the meanings assigned to them in the Subordinated Indenture.
          Section 3.4 Effect of Headings. The Article and Section headings used herein are for convenience only and shall not affect the construction of this Supplemental Subordinated Indenture.

          Section 3.5 Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Subordinated Indenture.
          Section 3.6 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Subordinated Indenture, the Trustee shall be entitled to the benefit of every provision of the Subordinated Indenture relating to the rights, limitations of rights, obligations, duties and immunities of the Trustee, whether or not elsewhere herein so provided.
          Section 3.7 Governing Law. THIS SUPPLEMENTAL SUBORDINATED INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. ANY CLAIMS OR PROCEEDINGS IN RESPECT OF THIS SUPPLEMENTAL SUBORDINATED INDENTURE SHALL BE HEARD IN A FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK.
          Section 3.8 Counterparts. The parties may sign any number of copies of this Supplemental Subordinated Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.
          Section 3.9 Successors. All agreements of the Company, the Guarantors and the Trustee in this Supplemental Subordinated Indenture and the Securities shall bind their respective successors.
          Section 3.10 Effectiveness. The provisions of Articles I and II of this Supplemental Subordinated Indenture shall be effective as of the date first above written and shall become operative on the date on which the Company accepts not less than a majority in the aggregate principal amount of the Securities then outstanding pursuant to the exchange offers and consent solicitation and provides written notice to the Trustee of such acceptance.
          Section 3.11 Endorsement and Change of Form of Securities. Any Securities authenticated and delivered after the close of business on the date that this Supplemental Subordinated Indenture becomes effective may be affixed to, stamped, or imprinted or otherwise legended by the Trustee, with a notation as follows:
     “Effective as of May 16, 2008, the restrictive covenants of the Subordinated Indenture, the Guarantees and certain of the Events of Default have been eliminated, as provided in the Second Supplemental Subordinated Indenture, dated as of May 16, 2008. Reference is hereby made to said Second Supplemental Subordinated Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”
[Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Subordinated Indenture to be duly executed as of the day and year written above.

RESIDENTIAL CAPITAL, LLC
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

GMAC MORTGAGE, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

GMAC RESIDENTIAL HOLDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

GMAC-RFC HOLDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

HOMECOMINGS FINANCIAL, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

[Signature Page to Second Supplemental Subordinated Indenture]

RESIDENTIAL FUNDING COMPANY, LLC, as Guarantor
By:	/s/ James N. Young
	Name:	James N. Young
	Title:	CFO

[Signature Page to Second Supplemental Subordinated Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

[Signature Page to Second Supplemental Subordinated Indenture]